Exhibit 99.7

SIXTH AMENDMENT TO TRUST AGREEMENT BETWEEN

FIDELITY MANAGEMENT TRUST COMPANY AND

FORTUNE BRANDS, INC.

THIS SIXTH AMENDMENT, dated as of the first day of August, 2003, and effective on such date unless otherwise noted herein, by and between Fidelity Management Trust Company (the “Trustee”) and Fortune Brands, Inc. (“Fortune”);

WITNESSETH:

WHEREAS, the Trustee and Fortune heretofore entered into a Master Trust Agreement dated October 1, 1999, with regard to the Fortune Brands Retirement Savings Plan, the Fortune Brands Hourly Employee Retirement Savings Plan, the Future Brands LLC Retirement Savings Plan, and such other qualified defined contribution plans that Fortune Brands, Inc. or its other affiliates and subsidiaries may maintain in the future (collectively and individually, the “Plan”); and

WHEREAS, the Sponsor has informed the Trustee that effective August 1, 2003, the assets of the FFTW Limited Duration Portfolio, the Janus Overseas Fund, the JP Morgan Core Equity Fund, the MFS Institutional Emerging Equities Fund—Institutional Class, and the Provident Growth-Oriented Diversified Fund are frozen to new investment elections and exchanges in; and

WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Section 12(c), on October 31, 2003, to redirect all participant contributions directed to the FFTW Limited Duration Portfolio, the Janus Overseas Fund, the JP Morgan Core Equity Fund, the MFS Institutional Emerging Equities Fund – Institutional Class, and the Provident Growth-Oriented Diversified Fund to be invested in the Fidelity Intermediate Bond Fund, the Fidelity Diversified International Fund, the Fidelity Growth & Income Portfolio, the Baron Growth Fund, and the Fidelity Balanced Fund respectively. The parties hereto agree that the Trustee shall have no discretionary authority with respect to the above listed redirections directed by the Sponsor. Any variation from the procedure dcscribed herein may be instituted only at the express written direction of the Sponsor; and

WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Section 12(c), at the close of business (4:00p.m.ET) on October 31, 2003, to liquidate all participant balances held in the FFTW Limited Duration Portfolio, the Janus Overseas Fund, the JP Morgan Core Equity Fund, the MFS Institutional Emerging Equities Fund – Institutional Class, and the Provident Growth-Oriented Diversified Fund at each fund’s respective net asset value on such day, and to invest the proceeds in the Fidelity Intermediate Bond Fund, the Fidelity Diversified International Fund, the Fidelity Growth & Income Portfolio, the Baron Growth Fund, and the Fidelity Balanced Fund respectively, at each fund’s respective net asset value on such day. The parties hereto agree that the Trustee shall have no discretionary authority with respect to the above listed sales and transfers directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor; and

WHEREAS, the Trustee and Fortune now desire to amend said Trust Agreement as provided for in Section 18 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and Fortune hereby amend the Trust Agreement by:

Fortune Brands, Inc. (LPS)
6th Amendment/Trust

(1)	Amending the “investment options” section of the “Schedule of Administrative Services” and the “Schedule of Investment Options” by deleting the following:

•	Government Securities Fund (invested in FFTW Limited Duration Fund)

•	International Equity Fund (invested in Janus Overseas Fund)

•	J.P, Morgan Core Equity Fund

•	Small-Cap Growth Equity Fund (invested in MFS Emerging Equities Institutional Fund)

•	Growth-Oriented Diversified Fund (managed by Provident Investment Counsel, Inc.)

(2)	Amending the “investment options” section of the “Schedule of Administrative Services” and the “Schedule of Investment Options” by adding the following;

•	Baron Growth Fund

•	Fidelity Contrafund®

•	Fidelity Diversified International Fund

•	Fidelity Growth & Income Portfolio

•	Fidelity Intermediate Bond Fund

•	Fidelity Small Cap Stock Fund

•	FFTW Limited Duration Portfolio (frozen to new investment elections and exchanges in)

•	Janus Overseas Fund (frozen to new investment elections and exchanges in)

•	JP Morgan Core Equity Fund (frozen to new investment elections and exchanges in)

•	MFS Institutional Emerging Equities Fund – Institutional Class (frozen to new investment elections and exchanges in)

•	Provident Growth-Oriented Diversified Fund (frozen to new investment elections and exchanges in)

(3)	Effective November 1, 2003, amending the “investment options” section of the “Schedule of Administrative Services” and the “Schedule of Investment Options” by deleting the following:

•	FFTW Limited Duration Portfolio (frozen to new investment elections and exchanges in)

•	Janus Overseas Fund (frozen to new investment elections and exchanges in)

•	JP Morgan Core Equity Fund (frozen to new investment elections and exchanges in)

•	MFS Institutional Emerging Equities Fund – Institutional Class (frozen to new investment elections and exchanges in)

•	Provident Growth-Oriented Diversified Fund (frozen to new investment elections and exchanges in)

(4)	Amending and restating the last sentence of the “Schedule of Investment Options”, in its entirety, as follows.

The Named Fiduciary hereby directs that for Plan assets allocated to a Participant’s account, the investment option referred to in Section 5(c) shall be the Fidelity Freedom Fund determined according to a methodology selected by the Named Fiduciary and communicated to the Trustee in writing. In the case of unallocated Plan assets, the termination or reallocation of an investment option, or Plan assets described in Section 6(c)(v), the Plan’s default investment shall be the Fidelity Freedom Income Fund®.

Fortune Brands, Inc. (LPS)	2
6th Amendment/Trust

(5)	Amending and restating the “Non-Fidelity Mutual Funds” section of the “Schedule of Fees”, in its entirety, as follows:

Non-Fidelity Mutual Funds:	Fees paid directly to Fidelity Investments Institutional Operations Company, Inc. (FIIOC) or its affiliates by Non-Fidelity Mutual Fund vendors shall be posted and updated quarterly on Plan Sponsor Webstation at https://psw.fidelity.com or a successor site.

(6)	Effective October 1, 2003, amending the “Annual Participant Fee” section of the “Schedule of Fees” to read as follows:

Annual Participant Fee:	$0.00 per Participant.

(7)	Effective November 1, 2003, amending the “Addendum” to the “Schedule of Fees” by deleting the following:

b.	Daily Valuation and Reporting fees:

1. JP Morgan Core Equity Fund	$35,000 each, per year

2. Provident Growth Diversified Fund	$24,000 each, per year

IN WITNESS WHEREOF, the Trustee and Fortune have caused this Sixth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

FORTUNE BRANDS, INC.		FIDELITY MANAGEMENT TRUST COMPANY

By:	7/29/03	By:		8/14/03
	Date		FMTIC Authorized Signatory	Date

Fortune Brands, Inc. (LPS)	3
6th Amendment/Trust